Exhibit 25(2)(h)(2)

                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

     The undersigned distributor (the "Distributor" or "us" or "we"), which is a member firm of the National Association of Securities Dealers, Inc. ("NASD"), has an agreement with Sage Multi-Strategy Fund, L.L.C. (the "Fund"), pursuant to which it acts as the distributor for the sale of limited liability company interests in the Fund ("Interests").

     The Fund is a closed-end registered management investment company established as a limited liability company under the laws of the State of Delaware. Interests are intended to be offered and sold by the Fund only to persons who are "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and as described in the Fund's prospectus, as amended or supplemented from time to time (the "Prospectus"). We have delivered or will deliver to the undersigned broker-dealer (the "Selling Dealer" or "you"), for delivery to prospective purchasers of Interests, copies of the Prospectus, the investor certification (the "Investor Certification"), the organizational documents and other relevant written information approved and furnished by the Fund for use by such prospective purchasers in connection with their purchase of Interests (collectively, the "Offering Documents").

     We hereby appoint you as a selling dealer with respect to the offering of Interests, and you hereby accept such appointment, upon the following terms and conditions:

     1. In making available Interests to your customers, you are acting as agent for your customers. You agree on a non-exclusive basis to use reasonable efforts to solicit and receive offers to purchase Interests upon the terms and conditions set forth in this Agreement and the Prospectus.

     2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to the terms of this Agreement and instructions that we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either, provided that upon any such rejection the Distributor or the Fund, as the case may be, shall immediately advise you of such rejection. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus.

     3. We agree to pay to you the upfront sales loads and/or the ongoing marketing and service fees specified in SCHEDULE A; provided, however, that in no event shall we be required to pay any amounts in excess of the sales loads or marketing and service fees actually charged to such investor or paid by the Fund to us. If there is any conflict between a term of SCHEDULE A and a term of the Prospectus, the term of the Prospectus shall prevail. We represent that there is currently no conflict between a term of SCHEDULE A and a term of the Prospectus. In addition, we acknowledge your ability to receive additional compensation from Sage Capital Management, the Fund's investment adviser or its affiliates, pursuant to a separate written instrument.

     4. (a) You agree that any Interests shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement and each of the Offering Documents.

        (b) You will only: (1) solicit offers to purchase Interests from persons that you reasonably believe to be "qualified clients" as defined in Rule 205-3 under the Advisers Act; (2) submit Investor Certifications to us on behalf of prospective investors who you have determined, after reasonable inquiry, to be "qualified clients"; and (3) solicit and receive offers to purchase Interests
(y) only in the jurisdictions in which you and your employees maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by you under this Agreement and (z) in compliance with applicable state securities or Blue Sky laws. You shall comply with all applicable laws, rules or regulations in connection with your activities under this Agreement.

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        (c) You agree that: (1) you have established or will establish reasonable procedures regarding the qualification of prospective investors as "qualified clients" as defined in Rule 205-3 under the Advisers Act; (2) you will keep records (and make them available to us promptly upon request) of the information you relied on in concluding that a prospective investor in the Fund is a "qualified client" as defined in Rule 205-3 under the Advisers Act; (3) you will prohibit the creation or use of offering materials for distribution to or use by prospective purchasers of Interests, other than the Offering Documents furnished by the Fund; and (4) you have established or will establish reasonable procedures to ensure that the offering of Interests by you is made only in accordance with clauses (1) through (3) of this Section 4(c).

        (d) You shall not place orders for any Interests unless you have already received orders for such Interests from your customers at the applicable public offering price and subject to the terms of this Agreement, and the Prospectus.

        (e) You agree to deliver to each of your customers making purchases a copy of the relevant then current Offering Documents prior to the time of offering or sale. Subject to receipt of such material from Distributor, you agree thereafter to deliver to such investors copies of the annual and interim reports, and proxy solicitation and tender offer materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers and forward such proxies to the Fund. Additional copies of the Prospectus, annual or interim reports, and proxy solicitation and tender offer materials of the Fund will be supplied to you in reasonable quantities upon request.

        (f) You represent that you are a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member in good standing with the NASD. You agree to notify us immediately if you cease to be registered or licensed as a broker or dealer, or fail to be a member in good standing of the NASD. In connection with the offer, sale, or tender of Interests, you agree to comply with all applicable interpretations and guidance from the NASD and with all the applicable Federal and State securities laws. You agree to promptly advise the Distributor if you receive notice of any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to the Fund or to a transaction in Interests by you, and you agree to provide us information and documentation thereon as we may reasonably request, subject to confidentiality obligations and proprietary rights.

        (g) You agree to promptly notify us if you are not now a member of the Securities Investor Protection Corporation or its successor ("SIPC"), or if at any time during the term of this Agreement you cease being a member of SIPC.

        (h) You hereby certify that you have established and maintain an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify your clients and have undertaken appropriate due diligence efforts to "know your customers" in accordance with all applicable anti-money laundering regulations in your jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act"). You represent and warrant that any money contributed to the Fund by or on behalf of an investor introduced by you, will not be directly or indirectly derived from activities that may contravene U.S. federal, state and international laws and regulations including anti-money laundering laws and that any investor introduced to the Fund by you shall not be a person or entity listed in Executive Order 13224, Blocking Terrorist Property And Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or the Annex thereto, as published at http://www.treas.gov/terrorism.html. You further confirm that you will monitor for suspicious activity in accordance with the requirements of the Patriot Act. You agree to provide us with such information as we may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable us to fulfill our obligations under the Patriot Act, and, upon our request. Upon filing a Section 314 notice you agree to forward a copy to us, and further agree to comply with all applicable requirements under the Patriot Act and applicable implementing regulations concerning the use, disclosure, and security of any information that is shared.

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       (i) You acknowledge that the Distributor is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq., pursuant to which regulations the Distributor is required to obtain certain undertakings from the Selling Dealer with regard to the privacy, use and protection of nonpublic personal financial information of the Distributor's clients or prospective clients. Therefore, notwithstanding anything to the contrary contained in this Agreement, the Selling Dealer agrees that: (1) it shall not disclose or use any Client Data except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (2) it shall not disclose Client Data to any third party, including, without limitation, its third party service providers without the prior consent of the Distributor and an agreement in writing from the third party to use or disclose such Client Data only to the extent necessary to carry out the Selling Dealer's obligations under this Agreement and for no other purposes; (3) it shall maintain, and shall require all third parties approved under subsection (2) to maintain, effective information security measures to protect Client Data from unauthorized disclosure or use; and (4) it shall provide the Distributor with information regarding such security measures upon the reasonable request of the Distributor and promptly provide the Distributor with information regarding any failure of such security measures or any security breach related to Client Data. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, Client Data means the nonpublic personal information (as defined in 15 U.S.C. ss. 6809(4)) of the Distributor's clients or prospective clients (and/or the Distributor's parent, affiliated or subsidiary companies) received by the Selling Dealer in connection with the performance of its obligations under the Agreement, including, but not limited to: (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number; (ii) the fact that an individual has a relationship with the Distributor and/or its parent, affiliated or subsidiary companies; or (iii) an individual's account information.

        (j) You shall not pay any commission, fee or other remuneration to any person or entity (other than an employee) for soliciting any potential investor in the Fund except pursuant to an arrangement which is approved by the Fund in advance of such solicitation.

     5. (a) You shall indemnify and hold harmless the Distributor, the Fund and each person affiliated with the Distributor or the Fund, and their respective officers, directors, employees, partners and shareholders from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with your violation of any of the provisions of this Agreement, provided, however, that in no case is the foregoing indemnity to be deemed to protect the Distributor or any such affiliated persons, officers, directors, shareholders, partners or employees thereof against any liability to the Fund or its security holders to which the Distributor or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement.

        (b) We shall indemnify and hold harmless you, your affiliates and directors, officers and employees of your affiliates from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with (i) our violation of any of the provisions of this Agreement, (ii) our violation of any applicable law, rule or regulation, and
(iii) any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any registration statement, prospectus, statement of additional information, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material published or provided by us or any of our agents; provided, however, that in no case is the foregoing indemnity to be deemed to protect you, your affiliates and directors, officers and employees of your affiliates against any liability to which you or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of the reckless disregard of your obligations and duties under this Agreement.

        (c) The provisions of this Section 5 shall survive termination of this Agreement.
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     6. As a selling dealer, you are hereby authorized: (1) to place orders directly with the Fund for Interests to be sold to your customers subject to the applicable terms and conditions governing the placement of orders and subject to the compensation provisions set forth in this Agreement and the Prospectus, and
(2) to arrange for the redemption or tender of Interests by your customers directly to the Fund or their tender agent or agent for redemption subject to the applicable terms and conditions set forth in this Agreement, the Prospectus and the applicable tender offer.

     7. Distributor reserves the right to reject any orders for any reason and without notice to you, provided that upon any such rejection, Distributor shall immediately advise you of the reason for such rejection.

     8. Payment for Interests purchased by your customers shall be made on the settlement date specified in the confirmation by Federal Funds wire. If such payment is not received by us, we reserve the right, without notice, to cancel the purchase, and we may hold you responsible for any direct loss suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

     9. If any Interests sold to your customers under the terms of this Agreement are repurchased by the Fund or by us for the account of the Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase, it is agreed that you shall forfeit your right to, and refund to us, any compensation received by you on such Interests.

     10. No person is authorized to make any representations concerning Interests except those contained in the Prospectus. In making Interests available to your customers you shall rely solely on the representations contained in the Prospectuses and supplemental information above mentioned. Any information that we furnish to you other than the Prospectus, periodic reports and proxy solicitation and tender offer material is our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall not have any liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall not furnish to any person any information relating to the Interests that is inconsistent in any respect with the information contained in the Prospectus. You shall not use through the internet or otherwise any sales literature or advertisement regarding the Fund without our prior written consent, unless it is solely a listing of product offerings or has been provided by us for such purpose.

     11. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Interests entirely or to certain persons or entities in a class or classes specified by us, provided that upon any such suspension or withdrawal we shall immediately advise you of such suspension or withdrawal, or in our sole discretion upon 60 days' notice, to modify or amend this Agreement. Each party hereto has the right to cancel this agreement upon notice to the other party. Cancellation will not affect any outstanding order or transaction, any provision of this Agreement intended to survive cancellation, or any legal right or obligations which may have arisen prior to cancellation.

     12. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering of the Interests. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by either party of compliance with any provision of the Securities Act of 1933, as amended, the Advisers Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

     13. The parties agree to keep the existence and the terms of this Agreement confidential and not to disclose such terms unless they are made public other than due to a breach of this Section 13 by the affected party or as required by law in which case the affected party shall give the other parties as is reasonably practicable the right to contest such law and/or limit the scope of the required disclosure. The Selling Dealer agrees that neither it nor any of its affiliates shall publicly disparage the Fund, the Distributor or any of their respective affiliates.

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     14. We will inform you as to the States in which notifications of the intention to sell Interests have been duly filed or where no such notification is required, but we assume no responsibility or obligation as to your right to sell Interests in any jurisdiction. Interests may only be offered or sold to U.S. persons in States where notifications regarding the Interests have been duly filed or where no such notifications are required.

     15. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, either party or any person who controls any of the foregoing and shall survive delivery and be restated and reaffirmed as of the placement of each order under this Agreement.

     16. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

     17. Nothing in this Agreement shall limit our right to make other arrangements with respect to the Interests with any person, including the appointment of other selling dealers.

     18. No provision of this Agreement shall be construed in favor of or against any party by reason of the extent to which any such party, its affiliates or their respective employees or counsel participated in the drafting thereof.

     19. This Agreement represents the entire agreement between the parties and supersedes any prior agreement entered into by the parties hereto (or their respective predecessors) with respect to the Interests. In the event that any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity shall be limited to the jurisdiction in question, and such invalidity to the extent so held by such court. For the avoidance of doubt, the decision of a given court having jurisdiction over a given premises that any provision hereof is invalid or unenforceable shall have no effect whatsoever in respect of any such premises.

     20. This Agreement shall be governed by the laws of the State of New York without reference to conflicts of law principles.


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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date written below.




                             Robeco Securities, LLC


                             By: ________________________________________
                             Title:______________________________________


                             Accepted:


                             -----------------------------
                             (authorized signature)

                             Firm Name:
                             Print Name:
                             Title:
                             Address:

                             Date:             _________________________________


Please return TWO signed originals
of this agreement by US Mail and a copy by fax to:

Robeco Securities, LLC
909 Third Avenue
New York, New York  10022
Attn:






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                                   SCHEDULE A